UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 5, 2015 (March 4, 2015)

MEAD JOHNSON NUTRITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2015, Mead Johnson Nutrition Company (the “Company”) announced that Peter G. Leemputte, Executive Vice President and Chief Financial Officer, intends to leave the Company for personal reasons.  Effective March 13, 2015, Mr. Leemputte will transition his responsibilities to Charles Urbain who will serve as Interim Chief Financial Officer until a permanent replacement is named. Mr. Leemputte will be available to assist in the transition through June 30, 2015.  The Company’s press release announcing Mr. Leemputte’s departure and Mr. Urbain’s appointment is attached as Exhibit 99.1

On March 4, 2015, Mr. Leemputte and the Company entered into an agreement (the “Agreement”) pursuant to which the Company and Mr. Leemputte have agreed that Mr. Leemputte will separate from service with the Company effective as of June 30, 2015 (the “separation date”); provided, however, Mr. Leemputte may accept other employment after March 13, 2015 and still receive the benefits provided by the Agreement.  Pursuant to the Agreement, Mr. Leemputte will receive total cash severance pay of $2,292,592, comprised of (a) $177,042 in salary continuation payments, payable on normal payroll dates between March 13, 2015 and June 30, 2015, (b) $1,731,117 payable in semi-monthly installments over 18 months following his separation date in accordance with the terms of the Company’s Senior Executive Severance Plan and (c) $384,433 as an additional severance payment, payable in semi-monthly installments over 18 months following his separation date.  Mr. Leemputte will receive a pro-rated bonus for 2015 based on satisfaction of company performance factors, paid concurrently with corresponding payments made to other similarly-situated executives who have not separated from service.  Mr. Leemputte’s outstanding equity awards will continue to vest through the separation date and be exercisable or payable in accordance with their terms.

Mr. Urbain, age 60, has been our Senior Vice President, Stakeholder Relations and Chief Development Officer since January 2012. Mr. Urbain’s role includes leadership of the Company’s global human resources function. Mr. Urbain previously had been our President, Asia and Europe from January 2009 through December 2011 and has been continuously employed by Mead Johnson or Bristol-Myers Squibb Company (“BMS”) since February 1987 in various capacities. From June 2008 to January 2009, he served as Senior Vice President, North America, Latin America and Europe. From June 2007 to June 2008, Mr. Urbain served as Senior Vice President, North America and Europe. From January 2004 to June 2007, Mr. Urbain served as Senior Vice President, International, and from January 2001 to January 2004, he served as Senior Vice President, Latin America, Canada and Europe.  From January 1999 to December 2000, Mr. Urbain served as Chief Financial Officer of the Mead Johnson division of BMS.

Item 9.01:  Financial Statements and Exhibits

(d)  Exhibits

10.1                                    Letter Agreement between the Company and Mr. Peter G. Leemputte

99.1                                    Mead Johnson Nutrition Company Press Release dated March 4, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mead Johnson Nutrition Company

Date: March 5, 2015	By:	/s/ Patrick M. Sheller
Patrick M. Sheller
Senior Vice President, General Counsel and Secretary

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